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Exhibit 99.1     Resignation Letter.


August 22, 2006


Miracor Diagnostics, Inc., Board of Directors
9191 Towne Centre Drive, Ste 400
San Diego, CA 92122



Dear Mr. Ross Seibert and Members of the Board of Directors:

Effective August 22, 2006, I resign my position as Chief Accounting Officer of Miracor Diagnostics, Inc. I wish to devote more time to my family.

Thank you for the opportunity to serve in this position. I value the experience I have gained as an employee of Miracor.

Sincerely,



/s/ Ann Wadsworth